Exhibit 99.1

cogint Announces 2017 First Quarter Financial Results

Strong Double-Digit Revenue Growth and Doubling of Adjusted EBITDA, Driven by

Innovation and Industry-Leading Solutions

BOCA RATON, Fla. — May 9, 2017 – Cogint, Inc. (NASDAQ: COGT), a leading provider of information and data-driven, performance marketing solutions, today reported a 29% increase in revenue over prior year to $50.8 million and net loss of $12.7 million (inclusive of a one-time write-off of long-lived assets of $3.6 million). Adjusted EBITDA increased 111% over prior year to $5.0 million.

First Quarter Financial Highlights

For the three months ended March 31, 2017, as compared to the three months ended March 31, 2016:

•	Total revenue increased 29% over prior year to $50.8 million.

•	Information Services revenue increased 49% over prior year to $16.4 million.

•	Performance Marketing revenue increased 21% over prior year to $34.4 million.

•	Gross profit margin increased 300 basis points over prior year to 31%.

•	Net loss was $12.7 million (inclusive of a one-time write-off of long-lived assets of $3.6 million and tax benefit of $0 million) compared to $6.8 million (inclusive of tax benefit of $3.5 million).

•	Adjusted EBITDA increased 111% over prior year to $5.0 million.

Recent Business Highlights

Within our Information Services segment:

•	Continued strong client demand for our data solutions across all market verticals, leveraging our platforms with a focus on machine learning, to provide intelligence essential to client decision-making and improved ROI.

•	Healthcare revenue increased 85% over prior year to $2.7 million.

•	Financial Services revenue increased 40% over prior year to $2.6 million.

•	Media & Entertainment revenue increased 98% over prior year to $1.8 million.

Within our Performance Marketing segment:

•	Strategic growth verticals continue to show increasing demand and strong profitability, with continued focus on activation of our unique, first-party database across new channels.

•	Mobile App revenue increased 517% over prior year to $7.5 million.

•	Career & Education revenue increased 74% over prior year to $2.5 million.

•	Market Research revenue increased 319% over prior year to $1.4 million.

“We delivered great results and continued strong growth in the first quarter, driven by innovative product development, adoption of industry-leading solutions across segments, and our ability to deliver efficiencies to our clients’ workflow,” stated Derek Dubner, cogint’s CEO. “We generated a near 30% increase in revenue, a 300 basis point increase in gross margin, and an over 100% increase in adjusted EBITDA. Given our product roadmap over the next several quarters, we are well positioned for 2017.”

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, adding back interest expense, income tax benefit, depreciation and amortization, share-based payments, write-off of long-lived assets, and other adjustments.

Conference Call

Cogint, Inc. will host a conference call on Tuesday, May 9, 2017 at 4:30 PM ET to discuss its 2017 first quarter financial and operating results. To listen to the conference call on your telephone, please dial (844) 287-6625 for domestic callers or (574) 990-1020 for international callers and use passcode: 6940266. To access the live audio webcast, visit the cogint website at www.cogint.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (855) 859-2056 or (404) 537-3406 with the replay passcode 6940266. The replay will also be available for one week on the cogint website at www.cogint.com.

About cogint™

At cogint, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At cogint, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: http://www.cogint.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether given our roadmap over the next several quarters, we are well positioned for 2017. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

COGINT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

(unaudited)

	March 31, 2017	December 31, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$22,014	$10,089
Accounts receivable, net of allowance for doubtful accounts of $680 and $790 at March 31, 2017 and December 31, 2016, respectively	27,951	30,958
Prepaid expenses and other current assets	2,389	2,053

Total current assets	52,354	43,100
Property and equipment, net	1,391	1,350
Intangible assets, net	94,029	98,531
Goodwill	166,256	166,256
Other non-current assets	2,543	2,674

Total assets	$316,573	$311,911

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Trade accounts payable	$11,499	$14,725
Accrued expenses and other current liabilities	6,467	6,981
Deferred revenue	1,081	318
Current portion of long-term debt	2,750	4,135

Total current liabilities	21,797	26,159
Promissory notes payable to certain shareholders, net	9,971	10,748
Long-term debt, net	50,266	35,130
Contingent consideration payable in stock	10,225	10,225

Total liabilities	92,259	82,262

Shareholders’ equity:
Series A preferred stock—$0.0001 par value, 10,000,000 shares authorized; 0 share issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Series B preferred stock—$0.0001 par value, 10,000,000 shares authorized; 0 share issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock—$0.0005 par value, 200,000,000 shares authorized; 54,440,337 and 53,717,996 shares issued at March 31, 2017 and December 31, 2016, respectively; and 54,235,306 and 53,557,761 shares outstanding at March 31, 2017 and December 31, 2016, respectively	27	27
Treasury stock, at cost, 205,031 and 160,235 shares at March 31, 2017 and December 31, 2016, respectively	(699)	(531)
Additional paid-in capital	351,942	344,384
Accumulated deficit	(126,956)	(114,231)

Total shareholders’ equity	224,314	229,649

Total liabilities and shareholders’ equity	$316,573	$311,911

COGINT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$50,766	$39,424
Cost of revenues (exclusive of depreciation and amortization)	35,198	28,494

Gross profit	15,568	10,930
Operating expenses:
Sales and marketing expenses	4,513	3,126
General and administrative expenses	14,506	13,367
Depreciation and amortization	3,421	2,609
Write-off of long-lived assets	3,626	—

Total operating expenses	26,066	19,102

Loss from operations	(10,498)	(8,172)
Other income (expense):
Interest expense, net	(2,227)	(1,825)
Other expenses, net	—	(297)

Total other expense	(2,227)	(2,122)

Loss before income taxes	(12,725)	(10,294)
Income taxes	—	(3,522)

Net loss	$(12,725)	$(6,772)

Loss per share:
Basic and diluted	$(0.24)	$(0.25)

Weighted average number of shares outstanding:
Basic and diluted	53,811,688	27,468,214

Comprehensive loss:
Net comprehensive loss	$(12,725)	$(6,772)

COGINT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,725)	$(6,772)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,421	2,609
Non-cash interest expenses and related amortization	733	584
Share-based payments	7,312	7,378
Non-cash loss on exchange of warrants	—	297
Write-off of long-lived assets	3,626	—
Provision for bad debts	(39)	(90)
Deferred income tax benefit	—	(3,536)
Changes in assets and liabilities:
Accounts receivable	3,046	666
Prepaid expenses and other current assets	(336)	531
Other non-current assets	131	(833)
Trade accounts payable	(3,226)	436
Accrued expenses and other current liabilities	(514)	(365)
Deferred revenue	763	(452)

Net cash provided by operating activities	2,192	453

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(262)	(177)
Capitalized costs included in intangible assets	(2,078)	(3,037)

Net cash used in investing activities	(2,340)	(3,214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds for debt obligations, net of debt costs	14,039	—
Repayments of long-term debt	(1,798)	(563)
Taxes paid related to net share settlement of vesting of restricted stock units	(168)	—

Net cash provided by (used in) financing activities	12,073	(563)

Net increase (decrease) in cash and cash equivalents	$11,925	$(3,324)
Cash and cash equivalents at beginning of period	10,089	13,462

Cash and cash equivalents at end of period	$22,014	$10,138

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$1,247	$1,276
Cash paid for income taxes	$—	$—
Share-based compensation expenses capitalized in intangible assets	$246	$278
Issuance of common stock to a vendor for services rendered	$—	$131

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, adding back interest expense, income tax benefit, depreciation and amortization, share-based payments, write-off of long-lived assets, and other adjustments, as noted in the tables below.

	Three Months Ended March 31,
(In thousands)	2017	2016
Net loss	$(12,725)	$(6,772)
Interest expense, net	2,227	1,825
Income tax benefit	—	(3,522)
Depreciation and amortization	3,421	2,609
Share-based payments	7,312	7,378
Write-off of long-lived assets	3,626	—
Non-recurring legal and litigation costs	505	575
Restructuring costs	668	—
Non-cash loss on exchange of warrants	—	297

Adjusted EBITDA	$5,034	$2,390

We present adjusted EBITDA as a supplemental measure of our operating performance because we believe it provides useful information to our investors as it eliminates the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use it as an integral part of our internal reporting to measure the performance of our reportable segments, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect across all reportable segments of considerable amounts of non-cash depreciation and amortization, share-based payments and write-off of long-lived assets.

Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Media and Investor Relations Contact:

Cogint, Inc.

Jordyn Kopin

Director, Investor Relations

646-356-8469

JKopin@cogint.com